Exhibit 99.1

                      Pyramid Breweries Inc. Reports First
       Quarter Results with Strong Sales Growth in Key West Coast Markets



    SEATTLE--(BUSINESS WIRE)--May 6, 2005--Pyramid Breweries Inc. (Nasdaq:PMID), today announced results for the first quarter of 2005. The Company reported a 25.6% overall growth in sales, resulting both from the acquisition of certain Portland Brewing Company assets in July, 2004 and by strong sales growth in both beer and soda products in its key West Coast markets. Operating costs remained high due to underutilization of brewing capacity and freight surcharges, but the Company had made significant progress in consolidating brewing operations by the end of the quarter.
    Sales for the first quarter ended March 31, 2005 were $9.9 million, an increase of $2.0 million over the same quarter of the prior year. Beverage segment net revenues increased 34.9%, or $1.7 million, versus the same period in 2004, driven by a 34.8% increase in shipments to 46,700 barrels. Of the total shipments, beer shipments increased 39.6% to 37,000 barrels while soda increased 19.2% to 9,700 barrels. The primary drivers of the beer sales growth were the addition of the MacTarnahan family of brands acquired as part of the Company's July 31, 2004 acquisition of certain Portland Brewing assets, strong growth of Pyramid Hefeweizen, the Company's most popular product, and increased contract beer production. All sales regions increased shipment volumes over the first quarter of 2004, with the states of Washington, Oregon and California all recording double digit growth. Soda sales increased largely because of increased sales through club stores and alternative marketing channels. Alehouse segment sales increased 10.7%, or $325,000, over prior year to $3.4 million for the quarter driven by $460,000 in sales at the new Portland Taproom, which was acquired in as part of the Portland Brewing asset acquisition, and offset by declining sales of $137,000 in the Sacramento Alehouse. Alehouse sales in the Company's Seattle, Berkeley and Walnut Creek locations remained relatively flat year over year for the first quarter of 2005.
    Gross margin dollars for the quarter ended March 31, 2005 increased 8.4%, or $117,000, to $1.5 million primarily as a result of the 34.9% increase in Beverage segment sales. Beverage segment cost of goods sold as a percentage of sales increased from 73.3% in 2004 to 76.1% in 2005 while beverage segment gross margin dollars increased $268,000 to $1,564,000. Beverage segment gross margin percentages decreased to 23.9% from 26.7% for the three month period ended March 31, 2005. The decrease in beverage margins as a percentage of sales is the result of one time costs expensed to cost of sales which were related to consolidating production operations from Seattle into the Portland brewery acquired as part of the Portland Brewing acquisition and also higher freight and fuel surcharge costs which increased $170,000, or 27.2% per barrel, over the same three month period in 2004. Alehouse gross margins declined to a loss of $60,000 compared to an $11,000 loss in 2004. The increase in the alehouse segment loss is the result of a focus on alehouse repairs and maintenance during the three month period ended March 31, 2005 in preparation for the higher volume spring and summer seasons, as well as additional promotional activities. Alehouse repair and maintenance costs and promotional activities increased $30,000 and $36,000, respectively, over the same period in 2004.
    Selling, general and administrative expenses for the first quarter increased $173,000 over the same period in 2004. The Company's selling and marketing expenses increased $535,000, or 43.1%, compared to the first quarter of 2004, primarily as a result of additional marketing expense associated with the MacTarnahan family of brands acquired in July 2004, and to a lesser extent as a result of increased selling efforts related to the acquired brands and growing the Pyramid brand family. These higher selling and marketing expenses were incurred to help drive increased sales in the quarter and in future periods. General and administrative expenses for the first quarter of 2004 included costs related to the change of the Company's CEO in the first quarter of 2004. The Company incurred no similar costs during the first quarter of 2005. Consequently, the increase in selling and marketing costs for the first quarter of 2005 was offset partially by a $323,000 reduction in general and administrative expenses for the period.
    Net loss for the first quarter of 2005 was $1,131,000, compared to a net loss of $996,000 during the same quarter of the prior year. The increased loss can be attributed to additional costs incurred in the alehouse operations, a continuing increase in freight costs and fuel surcharges and one time costs related to the consolidation of brewing operations from the Seattle facility into the Portland facility. EBITDA for the quarter increased $34,000 to a negative $307,000, a 9.9% improvement over the first quarter of 2004.
    "The improving growth in our flagship Pyramid Brand Family, which we saw beginning in the fourth quarter of 2004, continued to gain momentum during the first quarter of 2005. Despite a weak, yet highly competitive brewing industry environment, we are seeing strong growth in all markets with our award winning Pyramid-branded beers," quoted John Lennon, CEO. Lennon further stated, "During the first quarter of 2005, the Company began to consolidate its brewing operations by shifting the brewing of branded products from Seattle to the Portland brewing facility. We incurred one time costs during the quarter in connection with this initiative. In addition, we have added sales resources in the Southwest in order to build new distribution and augment sales velocity. We have also invested in marketing programs, which will be implemented later in the year. Overall, we are encouraged by the improving trends in sales and operations during the quarter and we anticipate deriving favorable benefits from these activities during the balance of 2005, including improved sales results and a tighter cost structure."
    As announced on February 11th, 2005, the Company has taken on two primary initiatives in order to improve operating results. The first initiative is driving sales and revenue growth by focusing efforts on developing its core Pyramid, MacTarnahan and Thomas Kemper brands. As a result of this initiative, the Company continues to aggressively market these brands. Through the first quarter of 2005, the Company has seen significant growth in these brands. The second initiative is focused on eliminating all unnecessary costs from across the business, and seeking constant improvement in operating efficiencies. The centerpiece of this initiative is the consolidation of brewing operations. The Company has already begun shifting a significant portion its Seattle-based brewing and soda production to the Portland facility, enabling the Seattle facility to pursue other opportunities or cost savings measures. Additionally, the Company has made efficiency improvements in Portland through more complete facility utilization, operational updates, equipment improvements, as well as reconfiguration of the facility. Overall, the Company believes that these initiatives will result in improved future operating results.

    EBITDA represents a non-GAAP (Generally Accepted Accounting Principles) financial measure, but it is a widely accepted indicator of a company's ability to service indebtedness and is frequently used to evaluate a company's performance. Pyramid defines EBITDA as earnings before interest, taxes, depreciation, amortization and stock compensation expense. This calculation may differ from other similarly titled measures used by other companies. Management believes that this information is useful to investors, given the capital intensive nature of the business. However, it is not a substitute for liquidity or operating measures calculated in accordance with GAAP. A table reconciling this measure to the appropriate GAAP measure is included in the Selected Unaudited Cash Flow Data table included in this release.

    Pyramid Breweries Inc. is a leading brewer of specialty, full-flavored beers and sodas, now produced mainly under the Pyramid, MacTarnahan's and Thomas Kemper brand names. The Pyramid Family now includes five breweries, located in Seattle, Washington, Portland, Oregon and Berkeley, Walnut Creek and Sacramento, California, as well as five adjoining restaurants. For more information, visit www.PyramidBrew.com.

    Forward-Looking Statements

    Statements concerning future performance, developments or events, and any other guidance on future periods, constitute forward-looking statements. These statements may be identified by the use of forward-looking terminology such as "anticipate," "believe," "continue," "could," "estimate," "expect," "intend," "may," "might," "plan," "potential," "predict," "should," or "will," or the negative thereof, or comparable terminology. While we believe these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control and which could cause actual results or outcomes to differ materially from our stated expectations. Some important factors that could cause our actual results or outcomes to differ materially from those discussed in forward-looking statements include: increased competition from craft and imported beer producers as well as from national brewers with greater financial resources and more extensive distribution networks than ours; reductions in distribution options through our independent distributors; inability of the Company to achieve anticipated cost reductions; changes in and compliance with governmental policies and regulations with respect to our products; competitive pressures that cause decreases in the selling prices of our products; declines in our operating margins due to the impact of increasing fuel costs and other factors; acquisitions that may adversely affect our financial condition; and the failure of either the third-party brewers with which we contract or us to perform under our agreements. More information regarding factors that potentially could affect the Company's financial results is included in our most recent quarterly report on Form 10-Q and annual report on Form 10-K filed with the Securities and Exchange Commission. Any forward-looking statements are made only as of the date hereof. We do not undertake any obligation to update any such statements or to publicly announce the results of any revisions to any such statements to reflect future events or developments, except as may be required by law.



                        Pyramid Breweries Inc.
                   Selected Unaudited Operating Data
            (dollars in thousands except per share amounts)

                                      Three months ended March 31,
                                  ------------------------------------
                                              % of              % of
                                              Net               Net
                                       2005   Sales      2004   Sales
                                   -----------------------------------
Gross sales                       $   10,457        $    8,290
  Less excise taxes                      557               409
                                   ----------        ----------
Net sales                              9,900  100.0%     7,881  100.0%
Cost of sales                          8,396   84.8%     6,494   82.4%
                                   -----------------------------------
  Gross margin                         1,504   15.2%     1,387   17.6%
Selling, general and
 administrative expenses               2,569   25.9%     2,396   30.4%
                                   -----------------------------------
Operating loss                        (1,065)(10.8%)    (1,009)(12.8%)
Other income, net                        (64) (0.6%)        14    0.2%
                                   -----------------------------------
Loss before income taxes              (1,129)(11.4%)      (995)(12.6%)
Income taxes                              (2) (0.0%)        (1) (0.0%)
                                   -----------------------------------
Net loss                          $   (1,131)(11.4%)$     (996)(12.6%)
                                   ===================================

Basic and diluted net loss per
 share                                ($0.13)           ($0.12)
Weighted average basic and
 diluted shares outstanding        8,782,000         8,599,000

Beer barrels shipped                  37,000            26,500
Soda barrels shipped                   9,700             8,100
                                   ----------        ----------
Total barrels shipped                 46,700            34,600
                                   ==========        ==========




                        Pyramid Breweries Inc.
                 Selected Unaudited Balance Sheet Data
                        (dollars in thousands)

                                               March 31,  December 31,
                                                 2005         2004
                                              ------------------------
Assets
Current assets:
 Cash and cash equivalents                   $          - $         -
 Other current assets                               5,068       4,624
Fixed assets, net                                  28,473      28,872
Other non-current assets                            1,391         820
                                              ------------------------
 Total assets                                $     34,932 $    34,316
                                              ========================

Liabilities and Stockholders' Equity
Current liabilities                          $      7,920 $     6,811
Long-term debt                                      7,745       7,117
Non-current liabilities                               598         615
                                              ------------------------
 Total liabilities                                 16,263      14,543

 Total stockholders' equity                        18,669      19,773

 Total liabilities and
  stockholders' equity                       -------------------------
                                             $     34,932 $    34,316
                                              ========================




                        Pyramid Breweries Inc.
                   Selected Unaudited Cash Flow Data
                        (dollars in thousands)

                                                  Three Months Ended
                                                        March 31,
                                                     2005       2004
                                                   ---------  --------
Net loss                                          $  (1,130) $   (996)
 Depreciation and amortization                          673       663
 Stock compensation                                      16       (10)
 Accretion of discount on long-term debt                  -         1
 Loss on sales of fixed assets                            -        10
 Deferred rent                                          (17)      (50)
 Changes in operating assets and liabilities, net
  of acquisition of Portland Brewing                   (190)      380
                                                   ---------- --------
 Net cash used in operating activities                 (648)       (2)
 Net cash used in investing activities                 (288)     (194)
 Net cash provided by (used in) financing
  activities                                            936      (234)
                                                   ---------- --------
(Decrease) increase in cash and cash equivalents  $       -  $   (430)
                                                   ========== ========


 Reconciliation of net cash provided by operating activities to EBITDA for three months ended March 31:
 Net cash used in operating activities            $    (648) $     (2)
 Deferred rent                                           17        50
 Gain (loss) on sales of fixed assets                     -       (10)
 State income tax expense                                 1         1
 Interest paid                                          133         -
 Changes in operating assets and liabilities            190      (380)
                                                   ---------  --------
 EBITDA                                           $    (307) $   (341)
                                                   =========  ========



    CONTACT: Pyramid Breweries Inc.
             Jim Hilger, 206-682-8322